Exhibit 1.1

[•] Shares

CONNECTURE, INC.

COMMON STOCK, $0.001 PAR VALUE PER SHARE

UNDERWRITING AGREEMENT

[•], 2014

[•], 2014

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

c/o Morgan Stanley & Co. LLC

    1585 Broadway

    New York, New York 10036

c/o J. P. Morgan Securities LLC

    383 Madison Avenue

    New York, New York 10179

Ladies and Gentlemen:

Connecture, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of [•] shares of common stock, $0.001 par value per share, of the Company (the “Firm Shares”).

In addition, certain shareholders of the Company (the “Selling Shareholders”), named in Schedule I hereto, severally propose to sell to the several Underwriters, not more than an additional [•] shares of common stock, $0.001 par value per share, of the Company (the “Additional Shares”), in the aggregate, if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, $0.001 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholders are hereinafter sometimes collectively referred to as the “Sellers.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus contained in the Registration Statement at the time of its effectiveness together with the documents and pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof.

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission.

(b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (i) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) the Prospectus, as of its date and as of the Closing Date (as defined in Section 5), does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(i) The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights that have not been validly waived.

(j) With respect to the stock options granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each grant of a stock option was duly authorized no later than the date on which the grant of such stock option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof), and (ii) each such grant was made in accordance with the terms of the Company Stock Plans, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of clauses (i) and (iv), for such contraventions that would not, individually or in the aggregate, have a Material Adverse Effect, or as would not materially adversely affect consummation of the transactions contemplated hereby; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required to be obtained by the Company or any of its subsidiaries for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or the bylaws, rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (i) that are required to be described in the Registration Statement or the Prospectus and are not so described in all material respects; and there are no statutes, regulations, contracts or other documents to which the Company is subject or by which the Company is bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (i) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(q) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except such as have been validly waived in connection with the issuance and sale of the Shares contemplated hereby or as have been described in the Time of Sale Prospectus and the Prospectus.

(s) Neither the Company nor any of its subsidiaries or affiliates, nor any director, officer or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u) (i) Neither the Company nor any of its subsidiaries, nor any director, officer or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (i) the Company has not purchased any of its outstanding capital stock other than from its employees or other service providers in connection with the termination of their service, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (i) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.

(w) The Company and its subsidiaries do not own any real property. The Company and its subsidiaries have good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(x) The Company and its subsidiaries (i) own or have the valid right to use or can acquire on commercially reasonable terms (pursuant to license or sublicense) all patents, trademarks, service marks, patent applications, trade names, copyrights, trade secrets, domain names, information, know-how, and proprietary rights, processes and materials (collectively, “Intellectual Property”) necessary for their business as described in the Time of Sale Prospectus and the Prospectus, without any known conflict with or infringement of the interests of others, (ii) have taken all reasonable steps necessary to secure interests in such Intellectual Property, and (iii) have taken all reasonable steps necessary to secure assignment of such Intellectual Property from its employees and contractors. Except as set forth in the Time of Sale Prospectus and the Prospectus (A) there has not been any infringement by any third party of any Intellectual Property or other similar rights of the Company or any of its subsidiaries, (B) there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company that are required to be set forth in the Time of Sale Prospectus and the Prospectus, (C) neither the Company nor any of its subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be set forth in the Time of Sale Prospectus and the Prospectus, (D) none of the material technology or Intellectual Property employed by the Company has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries or, to the Company’s knowledge, any of its directors, executive officers or employees, (E) neither the Company nor any of its subsidiaries has received any communications alleging that the Company or any of its subsidiaries has violated, infringed or conflicted with, or, by conducting its business as set forth in the Time of Sale Prospectus and the Prospectus, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violations, infringements or conflicts which, individually or in the aggregate, have not had, and are not reasonably likely to result in, a Material Adverse Effect. The Company and its subsidiaries have taken and are taking reasonable measures to prevent the unauthorized dissemination or publication of their trade secrets and confidential information and, to the extent contractually required to do so, the trade secrets and confidential information of third parties in their possession.

(y) The Company and its subsidiaries have operated their businesses in a manner compliant in all material respects with applicable privacy and data protection laws and regulations and contractual obligations applicable to the Company’s and its subsidiaries’ collection, handling, storage, processing, use, transmission, disclosure and securing of their and their customers’ data. The Company and it subsidiaries have policies and procedures in place designed to ensure the integrity and security of the data collected, handled, stored, processed, used, transmitted or disclosed in connection with the delivery of their product offerings. The Company and its subsidiaries comply with, have reasonable policies and procedures in place designed to ensure privacy and data protection laws are complied with and take appropriate steps which are reasonably designed to assure compliance in all material respects with such policies and procedures. Such policies and procedures comply in all material respects with all laws and regulations applicable to the Company and/or its subsidiaries as well as all contractual obligations applicable to the Company and/or its subsidiaries. The Company and its subsidiaries have required and do require all third parties to which they provide any confidential, sensitive or protected data to maintain the privacy and security of such data, including by contractually requiring such third parties to protect such data from unauthorized access by and/or disclosure to any unauthorized third parties. Neither the Company nor its subsidiaries have experienced any security incident that has materially compromised the privacy and/or security of any data. Neither the Company nor its subsidiaries have experienced any failure or substandard performance of any information technology, information security, database or other computer system which has resulted in any material disruption to the business of the Company or its subsidiaries.

(z) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would have a Material Adverse Effect.

(aa) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(bb) Except as described in the Time of Sale Prospectus and the Prospectus, the Company and its subsidiaries, taken as a whole, (i) are in material compliance with all legal requirements (including applicable laws, rules and regulations of any federal, state, or local governmental entity) relating to the provision, administration and/or payment for insurance, insurance-related, and healthcare-related products, services or functions in the conduct of their respective businesses, including, but not limited to (A) applicable federal and state insurance and insurance marketing legal requirements, including applicable Medicare, Medicaid, and CHIP statutory or rule requirements; (B) applicable federal and state health insurance exchange (including Federally-Facilitated Marketplace and State Partnership Marketplace) statutory or rule requirements; (C) the Patient Protection and Affordable Care Act (Pub. L. No. 111-48) and Health Care and Education Reconciliation Act (Pub. L. No. 111-152) and regulations promulgated thereunder (collectively, “Affordable Care Act”) relating to the provision of insurance and market exchanges; (D) the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and regulations promulgated thereunder (collectively, “HIPAA”); (E) applicable legal requirements concerning the privacy and/or security of personal data of or concerning an individual (including “protected health information” as that term is defined under HIPAA), including, where applicable, state data breach notification legal requirements, except where the non-compliance with such laws, acts, regulations and other requirements would not, reasonably be expected to have a Material Adverse Effect, (ii) possess all certificates, authorizations, licenses, permits, or other approvals required of them under the foregoing laws to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, license, permit, or approval which, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, and (iii) have not received notice from any governmental or regulatory authority of potential or actual material non-compliance by, or liability of, the Company or any of its subsidiaries under the foregoing laws, except where doing so would not violate applicable law or regulations or would not reasonably be expected to have a Material Adverse Effect.

(cc) The statements in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the captions: “Risk Factors—Risks Related to Regulation” and “Business—Government Regulation”, insofar as such statements describe the state, federal and foreign administrative healthcare and insurance laws, rules and regulations which are applicable to the Company or any of its subsidiaries, are true and accurate in all material respects. To the Company’s knowledge, there are no applicable state, federal and/or foreign administrative healthcare or insurance laws, rules and regulations which, as of this date, are material to the business of the Company or any of its subsidiaries taken as a whole, which are not described in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(dd) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit would not reasonably be expected, when taken in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

(ee) The Company and its subsidiaries, taken as a whole, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (i) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (i) access to assets is permitted only in accordance with management’s general or specific authorization; and (i) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(ff) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(gg) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by generally accepted accounting principles as applied in the U.S. have been created in the financial statements of the Company), and, to the Company’s knowledge, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a Material Adverse Effect.

(hh) The Company’s board of directors meets the independence requirements of, and has established an audit committee and compensation committee that each meet the independence requirements of, the rules and regulations of the Commission and [•]; and the Shares have been approved for listing on the [•], subject to notice of issuance.

(ii) The statistical and market-related data contained in the Registration Statement, Time of Sale Prospectus and Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they were derived.

(jj) The Company and its subsidiaries are in compliance with and conduct their business in conformity with, all applicable laws and regulations, except where the failure to so comply or conform would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries, take as a whole.

(kk) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(ll) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of Morgan Stanley & Co. LLC (“Morgan Stanley”) and J. P. Morgan Securities LLC (“J.P. Morgan,” and together with Morgan Stanley, the “Representatives”) with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act] and (i) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking any Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

(mm) As of the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Written Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by such Selling Shareholder and [•], as Custodian, relating to the deposit of the Shares to be sold by such Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws or other similar organizational documents of such Selling Shareholder (if such Selling Shareholder is a corporation or other business entity or trust), (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv), for any such contraventions that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney or the ability of such Selling Shareholder to perform its obligations hereunder and, thereunder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of any relevant jurisdictions in connection with the offer and sale of the Shares or such as may have previously been obtained or made.

(c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances (other than those created by the Custody Agreement and Power of Attorney) and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

(e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be validly asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) Such Selling Shareholder is not prompted by any material information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.

(g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (i) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (i) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, that the representations and warranties set forth in this paragraph 2(g) (A) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein and (B) are limited in all respects to statements or omissions made in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, any broadly available road show, the Prospectus or any amendments or supplements thereto, it being understood and agreed that the only information furnished by such Selling Shareholder consists of the name of such Selling Shareholder, the number of offered shares and the address and other information with respect to such Selling Shareholder (excluding percentages) which appear in the Time of Sale Prospectus in the table (and corresponding footnotes) under the caption “Principal and Selling Stockholders” (with respect to each Selling Shareholder, the “Selling Shareholder Information”).

3. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule II hereto opposite its name at $[•] a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, severally and not jointly, hereby agrees to sell to the Underwriters the number of Additional Shares set forth on Schedule I hereto opposite the name of such Selling Shareholder, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. If the right to purchase Additional Shares granted hereby is exercised in part, the respective number of Additional Shares to be sold by the Company and each of the

Selling Shareholders listed on Schedule I hereto shall be determined on a pro rata basis in accordance with the percentages set forth opposite their names on Schedule I hereto, adjusted by you in such manner as to avoid fractional shares. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each Seller hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any other securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to: (a) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution; (b) transfers of shares of Common Stock or any security convertible into Common Stock (i) to an immediate family member (defined as a person related to a Selling Shareholder by any relationship by blood, marriage, domestic partnership or adoption no more remote than a first cousin) of such Selling Shareholder, (ii) by will, other testamentary document or intestate succession, (iii) to any trust for the direct or indirect benefit of a Selling Shareholder or an immediate family member or members of such Selling Shareholder, in a transaction not involving a disposition for value, or (iv) if the Selling Shareholder is a trust, to a trustor or beneficiary of the trust; (c) transactions relating to shares of Common Stock or other securities sold to the Underwriters pursuant to this Agreement; (d) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the public offering of the Shares; (e) transfers, distributions or other dispositions of shares of Common Stock or any security convertible into Common Stock to beneficiaries or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) of the Selling Shareholder, including, without limitation, limited partners, members or stockholders of such Selling Shareholder, or any of its affiliates’ directors or officers or to any investment fund or other person or entity controlled by, controlling or under common control or management with the Selling Shareholder, (f) transfers to the Company of shares of Common Stock or any security convertible into or exercisable for Common Stock in connection with (i) the termination of service of an employee or other service provider pursuant to agreements that provide the Company with an option to repurchase such shares, or (ii) agreements that provide the Company with a right of first refusal with respect to transfers of such shares; (g)(i) transfers of shares of Common Stock upon the exercise of options or (ii) transfers of shares of Common Stock to the Company in connection a “net” or “cashless” exercise of an option or in a transaction solely in connection with the payment of taxes due (including estimated taxes) with respect to the “net” or cashless” exercise of an option or net settlement of restricted stock units or vesting or restricted stock, provided that the shares of Common Stock received upon any such exercise pursuant to clause (g) remain subject to the restrictions hereof and no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that, such plan does not provide for the transfer of Common Stock during the Restricted Period and, other than disclosure in the Prospectus, no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the Selling Shareholder or the Company; provided that in the case of any transfer or distribution pursuant to clause (a), (b) or (e), (i) each donee, distributee or transferee shall sign and deliver a letter substantially in the form of Exhibit A hereto, (ii) any such transfer or disposition shall not involve a disposition for value and (iii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period; (i) the transfer of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock that occurs by operation of law including pursuant to a qualified domestic order in connection with a divorce or settlement or other court order; (j) the grant or issuance by the Company of employee, consultant or director stock options or restricted stock or restricted stock units or Common Stock under stock plans described in the Registration Statement, the Time of Sale Prospectus or Prospectus, provided that in the case of each such grant or issuance, the recipient shall sign and deliver a lock-up letter substantially in the form of Exhibit A; (k) the filing of a registration statement with the Commission on Form S-8 relating to the offering of securities in accordance with the terms of a plan described in the Registration Statement, the Time of Sale Prospectus or Prospectus; (l) the transfer of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock pursuant to a bona fide third-party tender offer, merger consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that until any such transfer or distribution pursuant to this clause (l) is completed, the shares of Common Stock owned by each distributee shall remain subject to the restrictions hereof; or (m) the issuance by the Company of shares of Common Stock in an amount up to 8% of the Company’s outstanding shares of Common Stock in connection with a merger, acquisition, strategic commercial arrangement or other similar transaction, provided that in the case of any transfer or distribution pursuant to this clause (m), each distributee shall sign and deliver a lock-up letter substantially in the form of Exhibit A. In addition, each Selling Shareholder agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of such Selling Shareholder’s shares of Common Stock except in compliance with the foregoing restrictions.

If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(g) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] a share, to any Underwriter or to certain other dealers.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•],1 or at such other time on the same or such other date, not later than [•],2 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•],3 as shall be designated in writing by you.

[1]	Insert date 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time, 4 business days after the date of the Underwriting Agreement.
[2]	Insert date 5 business days after the date inserted in accordance with preceding footnote.
[3]	Insert date 10 business days after the expiration of the green shoe option.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The representations and warranties of the Company and the Selling Shareholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Option Closing Date, as the case may be; and the statements of the Company and its officers and the Selling Shareholder made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Option Closing Date, as the case may be.

(c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon his or her knowledge as to proceedings threatened.

(d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate, in form and substance satisfactory to the Underwriters, dated as of the date hereof or as of the Closing Date, as applicable, and signed by the chief financial officer of the Company.

(e) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of DLA Piper LLP (US), outside counsel for the Company, dated the Closing Date, in a form agreed upon by such counsel and the Underwriters.

(f) The Underwriters shall have received on the Closing Date an opinion of [•], counsel for the Selling Shareholders, dated the Closing Date, in a form agreed upon by such counsel and the Underwriters.

(g) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Ropes & Gray LLP, counsel for the Underwriters, dated the Closing Date, in a form agreed upon by such counsel and the Underwriters.

With respect to the 10b-5 statements in Sections 6(e) and 6(g), DLA Piper LLP (US) and Ropes & Gray LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

The opinions of DLA Piper LLP (US) and Ropes & Gray described in Sections 6(e) and 6(g) above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and 10b-5 statement of DLA Piper LLP (US), outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and 10b-5 statement required by Section 6(e) hereof;

(iii) an opinion of [•], outside counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(f) hereof;

(iv) an opinion and 10b-5 statement of Ropes & Gray, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and 10b-5 statement required by Section 6(g) hereof;

(v) a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than three business days prior to such Option Closing Date; and

(vi) such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) To make generally available to the Company’s security holders and to you as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) If any Seller is not a U.S. person for U.S. federal income tax purposes, the Company will deliver to each Underwriter (or its agent), on or before the Closing Date, (i) a certificate with respect to the Company’s status as a “United States real property holding corporation,” dated not more than thirty (30) days prior to the Closing Date, as described in Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and (i) proof of delivery to the IRS of the required notice, as described in Treasury Regulations 1.897-2(h)(2).

(j) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Shares within the meaning of the Securities Act and (b) completion of the Restricted Period referred to in Section 3.

(k) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and one counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters (which fees and disbursements for which the Company is responsible shall not exceed $7,500 in the aggregate) in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (which fees and disbursements for which the Company is responsible shall not exceed $25,000 in the aggregate), (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on [•], (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and one-half of the cost of any aircraft chartered in connection with the road show (the remaining cost of such aircraft to be paid by the Underwriters), (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make and any other travel and lodging expenses incurred by them (other than one-half of the cost of any aircraft chartered in connection with the road show paid by the Company pursuant to clause (viii) herein).

The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the

Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless (i) each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, and (ii) the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, or the Prospectus or any amendment or supplement thereto, or any Written Testing-the-Waters Communication or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show or the Prospectus or any amendment or supplement thereto; it being understood and agreed that such information consists only of the Selling Shareholder Information. The Selling Shareholders shall not be obligated to indemnify or hold harmless any Underwriter pursuant to this paragraph insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The aggregate liability of each Selling Shareholder under the indemnification provisions contained in this paragraph and the contribution provisions contained in paragraph 11(e) shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Shareholder under this Agreement (with respect to each Selling Shareholder, the “Selling Shareholder Proceeds”).

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (i) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses but after deducting underwriting discounts and commissions) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The aggregate liability of each Selling Shareholder under the contribution provisions contained in this paragraph and the indemnification provisions contained in paragraph 11(b) shall be limited to an amount equal to the Selling Shareholder Proceeds of such Selling Shareholder.

(f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, the Selling Shareholders and the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (i) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (i) acceptance of and payment for any of the Shares.

12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Seller, in accordance with the allocation of expenses set forth in Section 11(e) above, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder. Notwithstanding anything in this Agreement to the contrary, if the Agreement is terminated pursuant to this Section 13 because any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is more than one-tenth of the aggregate number of the Shares to be purchased on such date, then any obligations of the Company to reimburse the proportionate share of expenses of the defaulting Underwriter or Underwriters set forth in clauses (iii) and (iv) of Section 9 of this Agreement are terminated and of no further effect.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(a) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (i) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (i) the Underwriters may have interests that differ from those of the Company and (iv) the underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

16. Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and c/o J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention Equity Syndicate Desk, facsimile (212) 622-8358, and, in each case, with a copy (which copy shall not constitute notice) to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, Massachusetts 02199, Attention: Patrick O’Brien, Esq.; if to the Company shall be delivered, mailed or sent to [•] , with a copy to with a copy to DLA Piper LLP (US), 1251 Avenue of the Americas, 27th Floor, New York, New York 10020, Attention: Christopher Paci, and if to the Selling Shareholders shall be delivered, mailed or sent to [•], with a copy to [•].

Very truly yours,

CONNECTURE, INC.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
Name:
Title: Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Additional Shares To Be Sold	Percentage of Additional Shares To Be Sold
[NAMES OF SELLING SHAREHOLDERS]

Total:

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
Raymond James & Associates, Inc.
William Blair & Company, L.L.C.

Total:

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus issued [date]

2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.	[orally communicated pricing information such as price per share and size of offering if a Rule 134 pricing term sheet is used at the time of sale instead of a pricing term sheet filed by the Company under Rule 433(d) as a free writing prospectus]

III-1

SCHEDULE IV

Testing-the-Waters Communications

IV-1

EXHIBIT A

LOCK-UP LETTER

August     , 2014

MORGAN STANLEY & CO. LLC

J.P. MORGAN SECURITIES LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan” together with Morgan Stanley, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Connecture, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several underwriters, including Morgan Stanley and J.P. Morgan (the “Underwriters”), of shares (the “Shares”) of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the

Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or (iii) to any member of the immediate family of the undersigned or to any trust for the direct or indirect benefit of the undersigned or member or members of the immediate family of the undersigned, in the case of each of (i)-(iii) above, in a transaction not involving a disposition for value, or (c) distributions, transfers or other dispositions of shares of Common Stock or any security convertible into Common Stock to beneficiaries or affiliates (as such term is defined in Rule 501(b) under the Securities Act of 1933, as amended) of the undersigned, including, without limitation, limited partners, members or stockholders of the undersigned or any of its affiliates’ directors or officers or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, distributee or transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) no public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of the undersigned or the Company in connection therewith, (e)(i) the receipt by the undersigned from the Company of shares of Common Stock upon the exercise of an option, or (ii) the disposition of Common Stock to the Company in connection with a “net” or “cashless” exercise of an option or in a transaction solely in connection with the payment of taxes due (including estimated taxes) with respect to the “net” or “cashless” exercise of an option, and only to the extent in connection with the undersigned’s termination of employment, or net settlement of restricted stock units or the vesting of restricted stock, in each case, pursuant to a plan or agreement disclosed in the Prospectus, provided that, in the case of any such exercise or disposition pursuant to this clause (e), (x) the shares of Common Stock received upon such exercise shall be subject to the terms hereof and (y) no filing under Section 16(a) of the Exchange shall be required or shall be voluntarily made during the Restricted Period, (f) in connection with the conversion of any outstanding preferred stock of the Company into shares of Common Stock, (g) the transfer of shares of Common Stock or any security convertible into, or exercisable or exchangeable for, Common Stock pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Common Stock involving a change of control of the Company, provided that until such tender offer, merger, consolidation or other such transaction is completed, the shares of Common Stock owned by the undersigned shall otherwise remain subject to the restrictions contained in this agreement (for purposes hereof, “change of control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Public Offering), of shares of Common Stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)), (h) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock that occurs by operation of law including pursuant to a qualified domestic order in connection with a divorce settlement or other court order, (i) the transfer of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock in connection with (A) termination of employment or other termination of a service provider and pursuant to agreements wherein the Company has the option to repurchase such securities, or (B) agreements wherein the Company has a right of first refusal with respect to transfers of such shares, (j) with the prior written consent of the Representatives on behalf of the Underwriters or (k) the sale of the Shares pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

For purposes of this agreement, each of the following persons is a “Major Holder”: (i) each officer and director of the Company as well as any members of the immediate family of each officer and director (as well as any family vehicle for the benefit of any such person) that holds securities of the Company and (ii) each other record or beneficial owner of more than 1% of the outstanding shares of capital stock of the Company on a fully diluted basis as of June 30, 2014 (for purposes of determining record or beneficial ownership of a stockholder, all shares of capital stock held by investment funds affiliated with such stockholder shall be aggregated).

If any individual record or beneficial owner of capital stock of the Company is granted such early release from the restrictions described herein during the Restricted Period with respect to capital stock of the Company having a fair market value in excess of $1,000,000 in the aggregate (whether in one or multiple releases), then each Major Holder shall also be granted an early release upon similar terms and conditions from its obligations hereunder on a pro-rata basis based on the percentage of shares (on a fully diluted basis) held by any such record or beneficial holder being released from such holder’s lock-up letter at the time of the release. For purposes of this paragraph, the fair market value of one share of capital stock of the Company shall be determined as follows: (i) if a public market for the Company’s capital stock does not exist on the date of the waiver, the fair market value of one share shall be determined by the Board of Directors of the Company, acting in good faith; or (ii) if a public market exists for the Company’s capital stock on the date of the waiver, the closing price of the Company’s common stock on the date of the waiver as quoted on the national securities exchange on which the Company’s capital stock is listed. For the avoidance of doubt, the automatic release pursuant to this paragraph of shares held by a Major Holder shall not further trigger the automatic release provisions of this paragraph. The Underwriters shall use reasonable efforts to provide prior written notice to the Company delivered personally, by overnight delivery or by email upon the occurrence of a release of a stockholder of its obligations under any lock-up letter executed in connection with the Public Offering that gives rise to a corresponding release of a Major Holder’s lock-up letter pursuant to the terms of this paragraph. This paragraph shall not apply to (i) any release made to allow a person to participate as a selling stockholder in any future public offering of securities of the Company in the event the person released is required to sign a new lock-up agreement in connection with such offering or (ii) in the event an error occurs in making the allocation of shares to be sold by any selling stockholder in the Public Offering, any release made by the Representatives for the purpose of allowing such stockholder(s) to sell the shares that such stockholder(s) would have been able to sell in the Public Offering if such allocation error had not been made.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this agreement.

Notwithstanding anything to the contrary contained herein, this agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of the following (i) the Company advises the Representatives in writing (prior to the execution of the Underwriting Agreement) that it has determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Public Offering, (iii) the Underwriting Agreement is executed but is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder or (iv) March 31, 2015, in the event the closing of the Public Offering shall not have occurred on or before such date.

The undersigned understands that the Company and the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this agreement. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

                                         , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Connecture, Inc., a Delaware corporation (the “Company”), of [•] shares of common stock, $0.001 par value (the “Common Stock”), of the Company and the lock-up letter dated [•], 2014 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [•], with respect to [•] shares of Common Stock (the “Shares”).

Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

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Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

By:	Morgan Stanley & Co. LLC

By:
Name:
Title:

By:	J.P. Morgan Securities LLC

By:
Name:
Title:

cc: Company

B-2

FORM OF PRESS RELEASE

Connecture, Inc.

[Date]

Connecture, Inc., a Delaware corporation (the “Company”), announced today that Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, the lead book-running managers in the Company’s recent public sale of [•] shares of common stock are [waiving][releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver][release] will take effect on [•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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